Exhibit  32 -  Certification  of Chief  Executive  Officer  and Chief  Financail
               Officer - Sarbanes-Oxley Section 906


Pursuant to 18 U. S. C. section 1350, the undersigned officers of Triad Guaranty Inc. (the "Company"), hereby certifies, to such officer's knowledge, that the Company's Quartely Report on Form 10-Q for the Three months ended March 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


 Date:  May 7, 2004


                                     By:  /s/ Darryl W. Thompson
                                          ----------------------
                                          Darryl W. Thompson
                                          President and Chief Executive Officer


                                     By:  /s/ Ron D. Kessinger
                                          --------------------
                                          Ron D. Kessinger
                                          President and Chief Executive Officer




The signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.